                                                                   EXHIBIT 10.14

[LETTERHEAD OF TIME WARNER CABLE APPEARS HERE]


                                 April 8, 1998


Ms. Diane Hueschen
Secretary
St. Tammany Parish Police Jury
P.O. Box 628
Covington, LA  70434

Re:  Acceptance of Terms to Franchise Agreement

Dear Ms. Hueschen:

     On March 19, 1998, the St. Tammany Parish Police Jury adopted Ordinance Calendar No. 3081, ordinance Police Jury Series No. 98-2821 (the "Ordinance") providing for the assignment of the cable television franchise from Cablevision Industries of Louisiana Partnership d/b/a Time Warner ("Time Warner") to Renaissance Media LLC ("Renaissance").

     Pursuant to the conditions set forth in paragraph One of the Ordinance, Time Warner Cable hereby accepts the amendments to the franchise agreement as contained therein.

                                       Very truly yours,

                                       /s/ Donald B. Armour

                                       Donald B. Armour
                                       Assistant Treasurer
DBA/sjw

                  [LETTERHEAD OF WALTER P. REED APPEARS HERE]


                                 April 8, 1998

Time Warner Cable
60097 Highway 11
Slidell, Louisiana 70458

ATTENTION: Kelly LeBouef

           Re: Time Warner Cable

Dear Mr. LeBouef:

     As requested, this will acknowledge receipt of the check of Cablevision Industries of Louisiana partnership d/b/a Time Warner ("Time Warner") in the amount of One Hundred Two Thousand Five Hundred ($102,500) dollars pursuant to St. Tammany police Jury ordinance Calendar No. 3081, Series 98-2821. For reference, your check includes the following payments:

                Item No. 1         $ 62,500
                --------------       ---------
                Sec. 7.2           $ 20,000
                --------------       ---------
                Sec. 7.7           $ 20,000   , with grantee remaining
                --------------       ---------  responsible for instalation,
                                   maintenance and replacement as needed at their expense.

     In addition, to the best of counsel's knowledge: (a) the Franchise Ordinance PJS No. 88-996, as amended, is currently in full force and effect and expires on November 15, 2003; (b) Cablevision Industries of Louisiana d/b/a Time Warner Cable ("Time Warner") is the valid holder and authorized grantee of the Franchise; (c) Cablevision Industries of Louisiana Partnership d/b/a Time Warner Cable ("Time Warner") is in compliance in all material respects with the Franchise, franchise fees for the first quarter of 1998 being due May 15, 1998; (d) no event has occurred or exists that would constitute a default under the Franchise or that would permit the Police Jury to terminate the Franchise; and (e) all actions necessary to approve the transfer of the Franchise to Renaissance have been taken.

                                       Sincerely,

                                       /s/ Lane A. Carson

                                       LANE A. CARSON
                                       Assistant District Attorney
LAC/abs

                                                                   EXHIBIT 10.14

                        ST. TAMMANY PARISH POLICE JURY

                                   ORDINANCE

ORDINANCE CALENDAR NO. 3081

ORDINANCE POLICE JURY SERIES NO. 98-2821

INTRODUCED BY MR. DAVIS SECONDED BY MR. GLASS ON THE 19TH DAY OF MARCH, 1998.

     TITLE: ORDINANCE TO AMEND ORDINANCE P.I.S. NO. 89-996 TO PROVIDE FOR COMPREHENSIVE REVISIONS IN THE CABLE T.V. FRANCHISE AGREEMENT WITH TIME WARNER CABLE.

     WHEREAS, Cablevision Industries of Louisana Partnership d/b/a Time Warner Cable ("Time Warner") holds a cable television franchise granted by the Police Jury of St. Tammany Parish by Ordinance P.I.S. No. 89-996 the terms of which are used in a franchise agreement ("the franchise agreement") recorded in COB 1365, folio 901, of the official records of the court clerk of St. Tammany Parish and

     WHEREAS, the Police Jury by P.I.S. No. 98-8587 cited Time Warner for non-compliance with certain of its franchise obligations and requested the District Attorney of St. Tammany Parish to negiotate settlement of a franchise non-compliance; and

     WHEREAS, the District Attorney of St. Tammany Parish has not successfully negotiated with Time Warner, a settlement of the above issues, and

     WHEREAS, Time Warner had requested the Police Jury's approval of a proposed transfer and assignment of the cable franchise to Renaissance Media, LLC, which approval was dealed by Resolution P.I.S. No. 98-8587, based on the above issues; and

     WHEREAS, the Police Jury now desire to approve the proposed transfer of the franchise from Time Warner to Renaissance Media, LLC, based an successful ??? of the above issuers and Time Warner's agreement to amend the franchise agreement to provide additional assurances that will be binding on transferor of the franchise; and to

    WHEREAS, the Police Jury desires to repeal resolution P.I.S. 98-8587 and amend its franchise agreement with Time Warner which is recorded in COB 1365, folio 90, of the official records of the clerk of court for St. Tammany Parish.

     NOW THEREFORE, BE IT ORDAINED, by the St. Tammany Parish Police Jury as follows:

         Resolution P.I.S. 98-8587 is hereby repealed and the Police Jury does hereby consent to the transfer to Renaissance Media LLC, of Time Warner's franchise and all of Time Warner's rights, powers and privileges, thereunder, effective upon the consummation of the transfer of the assets of th cable system, as operated by Time Warner in St. Tammany Parish and effective on Time Warner's payments to the Police Jury no later than April 15, 1998, of the sum of Sixty Two Thousand Five Hundred and NO/000 ($62,500.00) Dollars and effective upon acceptance by Time Warner of ??? ??? of the franchise agreement.

                   ORDINANCE CALENDAR NO. 3081
                   ORDINANCE POLICE JURY SERIES NO. 98-2821
                   PAGE  2  OF  4

2. The Cable T.V. franchise agreement which is recorded in COB 1385 folio 901 of the official records of the Clerk of Court for St. Tammany Parish is hereby amended as follows:

           Section 2(N) Definition is hereby repealed and deleted and is rewritten as follows:

     .     "Reasonable Extended Pole Sources" shall mean areas of the Parish that have developed to eighteen (18) homes for each mile of cable plan that would be required to serve such

           Section 6   Service to Schools, Fire Station, Etc. is hereby amended
                       -------------------------------------
     by addition of the following requirements:

     . By September 1, 1998, Grantor shall provide at no charges wiring to and a (illegible) drop at Calvington High School as well as internal wiring of the high school building et al. Thereafter, Grantee shall provide the school at no charge such basic and expanded basic non-premium channels as are provided to government buildings.

           Section 7. Cable Channels for Public Education and Government Centers is hereby reprised and deleted and is redirected as follow:

     7.1 Grantee shall provide the Police Jury exclusive law and control of a governmental access channel, Channel #10, or lower, twenty-four hours each day, seven days each week. The Police Jury shall have sole and exclusive authority over the content of said channel, granting to Grantee only such rights to access disc or capacity to play be required under federal law.

     7.2 Grantee shall pay the Policy Jury Twenty Thousand and No/100 (20,000,000) Dollars specifically unmarked for the Government Assets Channel, for cable access facilities and equipment on or before April 10, 1998. Thereafter, on or before January 1st of each year, during the item of the franchise. Grantee shall pay the Police Jury for the Government Access Channel each year additional sums of Twelve Thousand Five Hundred ($12,500.00) Dollars for cable access facilities and equipment as specified by the cable access chanel director. It is specifically agreed (illegible).

     7.3 Grantee shall issue at no charge, audio, video, or alphanumeric programming (illegible) for government access channel, Channel #10, or lower, on all channels in which it inserts such enhancements up to fifty (50) per month.

     7.4 Grantee shall provide the Police Jury at no charge, a movable turntable satellite receiving antenna to download programming in accordance with Exhibit "B" herein, within ninety (90) days after the Police Jury's approval of assignment or transfer of the franchise.

     7.5 With thirty (30) days written request from the St. Tammany Parish School Board, Grantee shall activate and provide the School Board exclusive rule and control of an access optical and fiber link from the Stiddel head and to the School Board's Technology Center in Meadowville as follows: By September 1, 1998, the original acid link will be made available to each St. Tammany Parish and by December 31, 1999 to the balance of the parish. The School Board will have use of the channels twenty-four hours each day, seven days a week with sole and exclusive authority with the control of said channel granting to Time Warner only such rights to upgrade time and capacity as may be required under federal law.

                          ORDINANCE CALENDAR NO. 3081
                   ORDINANCE POLICE JURY SERIES NO. 98-7821
                                  PAGE 3 of 4

     Technology Center in Manderville is located less than 2,000 feet from Grantee's existing fiber lines. If on exact measurement the distance proves to be further than 2,000 feet Grantee shall provide fiber wiring beyond 2,000 feet of Grantee's cost payable by the School Board.

7.6 Grantee shall provide to the School Board at no charge, a total of two (2) subscriptions to each school in the parish, "Cable In The Classroom", which subscription shall continue for the term of the franchise. It is specifically understood that retention of this obligation is any extension or renewal of this franchise is reasonable to meet the future cable related community needs and interests.

7.7 On or before March 25th, 1998, Grantee shall complete to operational readiness the fiber transmission between the Policy Jury's Highway 59 Administrative Complex Cable Access Channel Department and Grantor's headed and shall provide at no charge labor hereinafter and receivers and other necessary equipment listed on Exhibit "A" hereto up to a cost to Time Warner of $20,000. Within six (6) months of the Police Jury's approval of transfer of assignment of the franchise, Grantee shall complete to operational readiness a similar line from the Slidell Policy Jury Administrative Complex to the Slidell headend.

7.8 In addition to all of the above, Grantee agrees to consider providing those services, not listed and use of equipment which it has provided in the past for the government access channel.

     Section 9.  Franchise Pact is hereby amended by addition of the following:

9.1(a) For all revenues received after January 1, 1999, Grantee shall calculate and pay to the Parish franchise fees based on its "over the cable revenues" with no deduction whatsoever, as consistent with City of Dallas v. FCC. Grantee shall have an obligation to pay the Franchise fee pursuant to the City of Dallas decision starting January 1, 1999.

9.3 It is specifically understood that, for no purpose whatsoever, shall payments made pursuant to Section 7 hereof or in connection with the Police Jury's claim regarding franchise non-compliance, be considered as franchise fees or taxes or not (against any limit on taxes or franchise fees imposed by local, state or federal laws.

9.4 Within thirty (30) days after effective date of this amendment, Grantee shall provide the Police Jury a performance bond in the amount of Five Hundred Thousand $500,000.00) Dollars to secure performance of obligations under the franchise agreement, as amended.

     Section 14, Compliance with Municipal, State and Federal Laws, Rules and Regulations is hereby amended by addition of the following:

     Grantee, whether, Time Warner, or any other party shall throughout the term of this franchisee, meet those obligations imposed by the Time Warner Social Contract between Time Warner Cable and the FCC. Social Contract for Time Warner, PCC-93-477 and shall continue to meet those obligations so long as they are binding on Grantee.

                                    ORDINANCE CALENDAR 3081
                                    ORDINANCE POLICE JURY SERIES NO. 98-282:
                                    PAGE 4 OF 4


     This Ordinance shall be deemed enacted and effective upon acceptance in accordance with Section 11 of the franchise agreement.

     MOVED FOR ADOPTION BY Mr. Davis, SECONDED BY Mr. Glass

     WHEREUPON THIS ORDINANCE WAS SUBMITTED TO A VOTE AND RESULTED IN THE
FOLLOWING:

         YEAS: GLASS, WILLIE, THOMPSON, GRIFFIN, SINGLETARY, GLOCKNER, DOHERTY, BAGERT, PEPPERMAN, STEFANCIK DAVIS and SMITH

         NAYB:        0

         ABSTAINING:  0

         ABSENT:      HARWELL and THOMAS

     THIS ORDINANCE WS DECLARED ADOPTED IN CONVINGTON, LOUISIANA. ON THE 19TH DAY OF MARCH, 1998, AND BECOMES ORDINANCES POLICE JURY SERIES NO. 98-2821.


                                               /s/ Steven Stefancik
                                               ---------------------------------
                                               STEVEN STEFANCIK PRESIDENT
                                               ST. TAMMANY PARISH POLICE JURY


ATTEST:

/s/ Diane Hueschen
------------------------------
Diane Hueschen, SECRETARY
ST. TAMMANY PARISH POLICE JURY

             ESTIMATED LIST OF EQUIPMENT NECESSARY FOR LIVE VIDEO
             TRANSMISSION FROM HWY. 59 ADMINISTRATIVE COMPLEX


 .    Equipment Rack with Shelves
 .    2 Professional Grade VTP's (video tape player decks)
 .    4 Broadcast Color Monitors (8")
 .    Bulletin Board Equipment for Master Control (Hwy. 59 location)
 .    Waveform Monitor
 .    Vectorscope
 .    Time Base Corrector
 .    Timers
 .    Switchers
 .    Fiber Transmitter -2 way (7) Determined by transmission location (e.g. live meetings from Slidell via Hwy. 59 master control, or via Slidell headends)

Any other equipment necessary for live transmission of public meetings and programming from Hwy. 59 Administrative Complex.

All equipment to be purchased, installed, maintained and replaced as needed by Time Warner/Renaissiance at their expense.